UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2010

Oro East Mining, Inc.
(formerly known as Accelerated Acquisitions I, Inc.)

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-53136	26-2012582
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1127 Webster Street, Suite 28, Oakland, CA		94607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 544-1516

n/a
(Former name or former address, if changed since last report)
(Address of Principal Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 8.01 Other Events

Item 9.01 Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

Item 1.01 Entry into a Material Definitive Agreement

1)           On September 10, 2010, the Company entered into a Limited Agency and Services Agreement (“Agreement”) with Sichuan Dujiangyan Weida Company, Limited, dba Weida Co., Ltd. (“Agent”).  Pursuant to the terms of the Agreement, Agent agreed to do certain research and purchase certain equipment for use in commencing the Company’s mining operations with respect to the Company’s mining claims in the Philippines.  Agent further agreed to fund the cash required to fund the first three months of the Company’s mining operations in the Philippines, including the purchase of the required equipment.  As compensation for such services and the purchase of the required equipment, the Company agreed to pay Agent the sum of US$860,000 on or before November 10, 2010.  The amount payable also carries interest at a rate of four percent (4%) per annum on any unpaid amounts.  At the Agent’s option, Agent may accept payment of the aforementioned amount in the Company’s common stock valued at $2.00 per share.  The Agent also agreed to enter into a covenant not to compete with the Company for the duration of the Agreement and for two (2) years thereafter.  The parties agreed to a liquidated damages provision calling for a payment in the amount of $100,000 in the event of any breach of this covenant not to compete.  A copy of the Agreement is attached as Exhibit 10.1

2)           On July 28, 2010, the Company opened an office in Hong Kong located at Regus Millenium City, 32/F Tower 1, Millenium City, 388 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong pursuant to the terms of an Office Service Agreement with Regus Millenium City.  Pursuant to the terms of the Agreement, the Company agreed to a tenancy for a term of two (2) years commencing August 1, 2010 at a monthly fee of HK$5,500 (approximately US$710.00). A copy of the Office Service Agreement is attached as Exhibit 10.2

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 20, 2010, the Company filed a Certificate of Amendment of its Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to which the Company changed its name from Accelerated Acquisitions I, Inc. to Oro East Mining, Inc.

Item 8.01  Other Events

On or about September 1, 2010, the Company opened offices on the site of it mining operations in the Philippines at 1028 Tindalo St., Brgy., Sainz, Mati City, Philippines 8200.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oro East Mining, Inc.

By:	/s/ Tian Qing Chen
Name:	Tian Qing Chen

Title: Chairman and CEO

Dated: September 26, 2010

EXHIBIT LIST

NUMBER	DESCRIPTION

10.1	Limited Agency and Services Agreement dated as of September 10, 2010 between Sichuan Dujiangyan Weida Company, Limited, dba Weida Co., Ltd. and the Company.

10.2	Office Service Agreement dated as of July 28, 2010 between Regus Millenium City and the Company